Exhibit 10.28

AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to that certain Employment Agreement, dated as of August 20, 2008 (the “Agreement”), by and between GFI Group Inc., a Delaware corporation (the “Company”), and Ronald Levi (“Executive”), is made on December 31, 2008 (the “Amendment Effective Date”).

WHEREAS, the Company and Executive desire to amend the Agreement according to Section 10(a) thereof so that it complies with Code § 409A; and

WHEREAS, the Company and Executive have each approved this Amendment and the changes to the Agreement that it will effect.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

Section 1.                                            Amendments.  The Agreement shall be amended as follows:

A.           Section 5(a) shall be amended by adding at the end of the last sentence thereof the phrase “and Executive shall continue to make himself available on a full-time basis to perform any requested employment duties during such time”.

B.             Section 5(b) shall be amended by (1) inserting in the second sentence thereof, immediately following the phrase “three (3) months after the date of such termination”, the phrase “but in any event no later than the earlier of (i) the tenth (10th) anniversary of the original date the option was granted and (ii) the latest date upon which such option could have expired by its original terms under any circumstances”, and (2) adding at the end of the last sentence thereof the following:

, and any revocation period with respect to such release shall have expired, in each case within sixty (60) days of the date of termination, and such payments shall, subject to Section 11 hereof, be made upon the sixtieth (60th) day following Executive’s termination of employment, provided that to the extent any such payments do not constitute “deferred compensation” for purposes of Code Section 409A, such payments shall be made after the release is executed and no longer subject to revocation.

C.             Section 5(d) shall be amended by (1) inserting in the last sentence thereof, immediately following the word “executes”, the phrase “and does not revoke”, and (2) adding at the end of the last sentence thereof the following:

, and any revocation period with respect to such release shall have expired, in each case within sixty (60) days of the date of termination, and such payments shall, subject to Section 11 hereof, be made upon the sixtieth (60th) day following Executive’s termination of employment, provided that to the extent any such payments do not constitute “deferred compensation” for purposes of Code Section 409A, such payments shall be made after the release is executed and no longer subject to revocation.

D.            Section 3(e) shall be amended by deleting from the last sentence thereof the phrase “twelve month period of the Term” and adding at the end of the last sentence thereof, as amended, the phrase “calendar year.”

E.              Section 5(f) shall be deleted in its entirety.

F.              The following shall be added as Section 11 of the Agreement:

11.                               Section 409A Compliance

(a)                                  A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(b)                                 Notwithstanding any other payment schedule provided herein to the contrary, if Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then each of the following shall apply:

(i)                                     With regard to any payment that is considered deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment shall be made on the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of Executive, and (B) the date of Executive’s death (the “Delay Period”) to the extent required under Code Section 409A.  Upon the expiration of the Delay Period, all payments delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to Executive in a lump sum, and all remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein; and

(ii)                                  To the extent that any benefit to be provided during the Delay Period are considered deferred compensation under Code Section 409A provided on account of a “separation from service,” and such benefits are not otherwise exempt from Code Section 409A, Executive shall pay the cost of such benefits during the Delay Period, and the Company shall reimburse Executive, to the extent that such costs would otherwise have been paid by the Company or to the extent that such benefits would otherwise have been provided by the Company at no cost to Executive, the Company’s share of the cost of such benefits upon expiration of the Delay Period, and any remaining benefits shall be reimbursed or provided by the Company in accordance with the procedures specified herein.

(c)                                  All expenses or other reimbursements under this Agreement shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive (provided that if any such reimbursements constitute taxable income to Executive, such reimbursements shall be paid no later than March 15th of the calendar year following the calendar year in which the expenses to be reimbursed were incurred), and no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year.

(d)                                 For purposes of Code Section 409A, Executive’s right to receive any installment payment pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

(e)                                  Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

(f)                              Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be subject to offset, counterclaim, or recoupment by any other payment pursuant to this Agreement or otherwise unless otherwise permitted by Code Section 409A or pursuant to any written agreement providing for the forfeiture of compensation upon the occurrence of certain events.

Section 2.                                            Effect of Amendment.  Except as set forth in Section 1 of this Amendment, the provisions of the Agreement shall not be amended or altered by this Amendment and shall continue in full force and effect.

Section 3.                                            Miscellaneous.  This Amendment shall be governed by the internal laws of the State of New York.  This Amendment may be executed in one or more counterparts, each of which when executed and delivered shall be deemed to be an original and all counterparts taken together shall constitute one and the same instrument.  This Amendment and the Agreement (as amended hereby) constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and any and all prior agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, except for the Agreement (as amended hereby), are superceded by this Amendment.  Any provision of this Amendment which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rending unenforceable the remaining provisions hereof, and any invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned parties on the Amendment Effective Date.

COMPANY:

GFI GROUP INC.

By:
Name:
Title:

EXECUTIVE:

Ronald Levi